PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
TO PROSPECTUS DATED AUGUST 7, 2000                    REGISTRATION NO. 333-41848


                           EFFICIENT NETWORKS, INC.

                                 $400,000,000

                5% Convertible Subordinated Notes Due 2005 and
            the Common Stock Issuable Upon Conversion of the Notes

     This prospectus supplement relates to the resale by the selling securityholders of 5% convertible subordinated notes due 2005 of Efficient Networks, Inc. and the shares of common stock of Efficient Networks, Inc. issuable upon the conversion of their notes.

     This prospectus supplement should be read in conjunction with the prospectus dated August 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given to them in the prospectus.

     The following table sets forth information as of the date hereof concerning beneficial ownership of the principal amount of the notes and the underlying common stock beneficially owned by each selling securityholder as listed below. All information concerning beneficial ownership has been supplied to us by the selling securityholders named in the table below.

                                                          Principal
                                                          Amount at                                Number of
                                                       Maturity of Notes                           Shares of
                                                         Beneficially         Percentage of       Common Stock      Percentage of
                                                       Owned That May Be          Notes           That May Be       Common Stock
                        Name                               Be Sold             Outstanding           Sold(1)        Outstanding(2)

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
401 Savings Plan of the Chase Manhattan Bank &               115,000                   *                 635                  *
 Certified Affiliated Coj...........................
AFTRA Health Fund...................................       2,000,000                   *              11,050                  *
AIM Strategic Income Fund...........................       2,000,000                   *              11,050                  *
AllState Insurance Company..........................       2,475,000                   *              13,674                  *
Alta Partners Holdings, LDC.........................       5,969,000                1.5%              32,978                  *
Anschutz Foundation.................................         150,000                   *                 829                  *
Argent Classic Convertible Arbitrage Fund (Bermuda)       15,000,000                3.8%              82,873                  *
 L.P................................................
Argent Classic Convertible Arbitrage Fund L.P.......       4,000,000                   *              22,099                  *
Argent Convertible Arbitrage Fund Ltd...............       1,000,000                   *               5,525                  *
Arkansas Public Employees Retirement System.........       1,030,000                   *               5,691                  *
Arkansas Teachers Retirement System.................       3,512,000                   *              19,403                  *
Banc of America Advisors, Inc./Nation's Annuity               75,000                   *                 414                  *
 Trust..............................................
Banc of America Securities LLC......................       8,550,000                2.1%              47,238                  *
Baptist Health of South Florida.....................         212,000                   *               1,171                  *
BBT Fund, L.P.......................................      18,000,000                4.5%              99,448                  *
BNY Hamilton Equity Income Fund.....................       5,000,000                1.3%              27,624                  *
Boston Museum of Fine Arts..........................         115,000                   *                 635                  *
Brown & Williamson Master Retirement Trust..........         380,000                   *               2,099                  *
Brown & Williamson Tobacco Master Retirement Trust..         500,000                   *               2,762                  *

                                                          Principal
                                                          Amount at                                Number of
                                                       Maturity of Notes                           Shares of
                                                         Beneficially         Percentage of       Common Stock      Percentage of
                                                       Owned That May Be          Notes           That May Be       Common Stock
                        Name                               Be Sold             Outstanding           Sold(1)        Outstanding(2)

----------------------------------------------------------------------------------------------------------------------------------
California Public Employees' Retirement System             3,000,000                   *              16,575                  *
 Nominee Name:  Surfboard & Co......................
Canyon Value Realization (Cayman) Ltd...............      11,650,000                2.9%              64,365                  *
Carnegie Mellon University..........................         370,000                   *               2,044                  *
Castle Convertible Fund, Inc........................         500,000                   *               2,762                  *
Champion International Corporation..................         618,000                   *               3,414                  *
Children's Medical Center...........................         200,000                   *               1,105                  *
Christian Science Trustees for Gifts / Endowment....         535,000                   *               2,956                  *
City of Richmond Retirement System..................         110,000                   *                 608                  *
City of Worcester Retirement System.................         150,000                   *                 829                  *
Clinton Riverside Convertible Portfolio Limited.....       2,000,000                   *              11,050                  *
Commonwealth of Pennsylvania Public School                 2,200,000                   *              12,155                  *
 Employees' Retirement System.......................
Cornell University Endowment - Domestic Sector......       1,350,000                   *               7,459                  *
Credit Suisse First Boston Corporation..............      37,150,000                9.3%             205,249                  *
Dallas Police & Fire Pension System.................         800,000                   *               4,420                  *
David Lipscomb University General Endowment.........         385,000                   *               2,127                  *
Delaware Pers.......................................       1,545,000                   *               8,536                  *
Delphi Financial Group, Inc.........................         500,000                   *               2,762                  *
Detroit Edison Employees' Retirement Trust..........         700,000                   *               3,867                  *
Detroit Medical Center Endowment / Depreciation Fund         120,000                   *                 663                  *
Detroit Medical Center Pension Plan.................         230,000                   *               1,271                  *
Deutsche Bank Securities Inc........................       1,500,000                   *               8,287                  *
Dow Corning Retirement Plan.........................         250,000                   *               1,381                  *
EA/Cayman Unit Trust - EA/Mackay High Yield Cayman         2,205,000                   *              12,182                  *
 Unit Trust.........................................
Engineers Joint Pension Fund........................         476,000                   *               2,630                  *
EQAT Alliance Growth & Income Account...............      12,915,000                3.2%              71,354                  *
EQAT Alliance Growth Investors......................       6,950,000                1.7%              38,398                  *
Equitable Life Assurance Separate Account - Balanced         380,000                   *               2,099                  *
Equitable Life Assurance Separate Account -                7,745,000                1.9%              42,790                  *
 Convertibles.......................................
Fiduciary Trust Company International...............         750,000                   *               4,144                  *
Fire & Police Pension Fund, San Atonio..............         300,000                   *               1,657                  *
Firemen's Annuity & Benefit Fund of Chicago -                180,000                   *                 994                  *
 Medium Grade Portfolio.............................
Forrestal Funding Master Trust......................       5,155,000                1.3%              28,481                  *
General Motors Pension Fund - High Yield Sector.....       1,500,000                   *               8,287                  *
Goldman Sachs & Company.............................         250,000                   *               1,381                  *
Granville Capital Corporation.......................       4,000,000                   *              22,099                  *
Halliburton Company - High Yield Sector.............         750,000                   *               4,144                  *
Health Services Retirement Plan.....................         200,000                   *               1,105                  *
Houston Firemen's Relief and Pension Fund "B".......       1,500,000                   *               8,287                  *
Houston Municipal Employees Pension System..........       1,250,000                   *               6,906                  *
HT Insight Convertible Securities Fund..............         250,000                   *               1,381                  *
IBM Pension Plan....................................         410,000                   *               2,265                  *
ICI American Holdings Trust.........................         825,000                   *               4,558                  *
Jeffries & Company..................................         500,000                   *               2,762                  *
JMG Capital Partners, LP............................      12,000,000                3.0%              66,298                  *
JMG Triton Offshore Fund Ltd........................      11,055,000                2.8%              61,077                  *
KBC Financial Products..............................       4,000,000                   *              22,099                  *
Lehman Brothers Inc.................................          50,000                   *                 276                  *

                                                          Principal
                                                          Amount at                                Number of
                                                       Maturity of Notes                           Shares of
                                                         Beneficially         Percentage of       Common Stock      Percentage of
                                                       Owned That May Be          Notes           That May Be       Common Stock
                        Name                               Be Sold             Outstanding           Sold(1)        Outstanding(2)

----------------------------------------------------------------------------------------------------------------------------------
Loomis Sayles Bond Fund.............................       1,000,000                   *               5,525                  *
Loomis Sayles High Yield Fixed Income Fund..........         300,000                   *               1,657                  *
Loomis Sayles High Yield Fund.......................         100,000                   *                 552                  *
Loomis Sayles International High Yield Fund.........         400,000                   *               2,210                  *
Lyxor Master Fund...................................         500,000                   *               2,762                  *
Maine State Retirement System.......................       1,350,000                   *               7,459                  *
Mainstay Convertible Fund...........................       5,750,000                1.4%              31,768                  *
Mainstay Global High Yield Fund.....................          50,000                   *                 276                  *
Mainstay Funds, on behalf of high yield Corporate         14,845,000                3.7%              82,017                  *
 Bond Fund Series...................................
Mainstay Funds, Inc., on behalf of its Strategic              50,000                   *                 276                  *
 Value Fund.........................................
Mainstay Funds, Inc., on behalf of its Strategic             170,000                   *                 939                  *
 Income Fund  .
Mainstay VP Convertible Portfolio...................       2,750,000                   *              15,193                  *
Mainstay VP Series Fund, Inc., on behalf of its            2,720,000                   *              15,028                  *
 High Yield Corporate Bond Portfolio................
Memphis Light, Gas & Water Retirement Fund..........       4,405,000                1.1%              24,337                  *
MetLife General Motors High Yield Pension...........         600,000                   *               3,315                  *
MetLife Pension DB Separate Account 249.............         300,000                   *               1,657                  *
Metropolitan Life Loomis Sayles High Yield Bond              760,000                   *               4,199                  *
 Portfolio..........................................
Minneapolis Teachers Retirement Fund................         550,000                   *               3,039                  *
Mitsui Life Global Umbrella Fund....................         235,000                   *               1,298                  *
Morgan Stanley & Co.................................      10,000,000                2.5%              55,249                  *
Morgan Stanley Dean Witter Convertible Securities          5,500,000                1.4%              30,387                  *
 Trust..............................................
Morgan Stanley Dean Witter Income Builder...........       3,000,000                   *              16,575                  *
Morgan Stanley Dean Witter Variable Income Builder..       2,000,000                   *              11,050                  *
Nations Master Investment Trust.....................         165,000                   *                 912                  *
New York Life Insurance Company.....................      20,500,000                5.1%             113,260                  *
New York Life Insurance & Annuity Corporation.......       2,500,000                   *              13,812                  *
New York Life Separate Account #7...................       2,500,000                   *              13,812                  *
New York State Electric & Gas Corp. Retirement               200,000                   *               1,105                  *
 Benefit Plan.......................................
Nicholas-Applegate Convertible Fund.................         212,000                   *               1,171                  *
Nisource Corp Services Company......................         310,000                   *               1,713                  *
Norfolk County Retirement Board.....................         150,000                   *                 829                  *
Oppenheimer Convertible Securities Fund.............       6,000,000                1.5%              33,149                  *
Opportunity Fund, LLC...............................       1,500,000                   *               8,287                  *
Pacific Life Insurance Company......................       1,500,000                   *               8,287                  *
Partners Healthcare System Inc......................          50,000                   *                 276                  *
Partners Healthcare System Inc. Pension.............         200,000                   *               1,105                  *
Pension Plan of Constellation Energy Group, Inc.....         205,000                   *               1,133                  *
Pension Reserves Investment Trust...................       3,250,000                   *              17,956                  *
Peter & Elizabeth Tower Foundation..................          35,000                   *                 193                  *
Physicians Life.....................................         373,000                   *               2,061                  *
Pilgrim Convertible Fund............................       4,931,000                1.2%              27,243                  *
Police Officers Pension System of the City of                505,000                   *               2,790                  *
 Houston............................................
Policemen's & Firefighters' Retirement Fund of               110,000                   *                 608                  *
 Lexington- Fayette Urban County Government.........
Post Balanced Fund, LP..............................         500,000                   *               2,762                  *
Post High Yield, LP.................................         500,000                   *               2,762                  *
Putnam Asset Allocation Funds - Balanced Portfolio..         337,000                   *               1,862                  *

                                                          Principal
                                                          Amount at                                Number of
                                                       Maturity of Notes                           Shares of
                                                         Beneficially         Percentage of       Common Stock      Percentage of
                                                       Owned That May Be          Notes           That May Be       Common Stock
                        Name                               Be Sold             Outstanding           Sold(1)        Outstanding(2)

----------------------------------------------------------------------------------------------------------------------------------
Putnam Asset Allocation Funds - Conservative                 204,000                   *               1,127                  *
 Portfolio..........................................
Putnam Convertible Income - Growth Trust............       4,565,000                1.1%              25,221                  *
Putnam Convertible Opportunities and Income Trust...         119,000                   *                 657                  *
Putnam High Income Convertible Bond Fund............         724,000                   *               4,000                  *
Reliant Energy Retirement Plan......................       1,050,000                   *               5,801                  *
Robertson Stephens..................................      17,000,000                4.3%              93,923                  *
San Diego City Retirement...........................         956,000                   *               5,282                  *
San Diego County Convertible........................       2,482,000                   *              13,713                  *
San Diego County Employee's Retirement Association..         270,000                   *               1,492                  *
Scottish Widows Fund & Life Assurance Society.......       1,615,000                   *               8,923                  *
State of Connecticut Fund "F".......................       1,650,000                   *               9,116                  *
State of Oregon Equity..............................       6,500,000                1.6%              35,912                  *
State of Rhode Island Employees Retirement System...       3,220,000                   *              17,790                  *
Teachers' Retirement System of Louisiana............         820,000                   *               4,530                  *
Teamsters Affiliates Pension Plan...................         680,000                   *               3,757                  *
Teamsters Retirement & Family Protection Plan.......          35,000                   *                 193                  *
Tennessee Valley Authority Retirement System........         970,000                   *               5,359                  *
The Frist Foundation................................       1,220,000                   *               6,740                  *
The TCW Group, Inc..................................          60,000                   *                 331                  *
The 1199 Health Care Employees Pension Fund.........         945,000                   *               5,221                  *
The City of Memphis Retirement System...............         490,000                   *               2,707                  *
Ubkam Arbitrage Fund................................       6,100,000                1.5%              33,702                  *
Ubkam Global High Yield Fund........................       5,400,000                1.4%              29,834                  *
United Food and Commercial Workers Tri-State                 200,000                   *               1,105                  *
 Pension Fund.......................................
United Mine Workers of America Health and                  1,000,000                   *               5,525                  *
 Retirement Fund....................................
Value Line Convertible Fund, Inc....................         500,000                   *               2,762                  *
Value Realization Fund, LP..........................       8,000,000                2.0%              44,199                  *
Value Realization Fund B, LP........................         450,000                   *               2,486                  *
Van Kampen Convertible Securities Fund..............       1,500,000                   *               8,287                  *
Van Kampen Harbor Fund..............................      11,000,000                2.8%              60,773                  *
Wake Forest University..............................         906,000                   *               5,006                  *
Wasserstein Perella Securities Inc..................       3,000,000                   *              16,575                  *
Winchester Convertible Plus Ltd.....................         410,000                   *               2,265                  *
Writers Guild - Industry Health Fund................         295,000                   *               1,630                  *
Zeneca Holdings Trust...............................         790,000                   *               4,365                  *
Zurich HFR Master Hedge Index Ltd...................         400,000                   *               2,210                  *

______________________

*Less than 1%

(1) Assumes conversion of all of the holder's notes at a conversion price of $181.00 per share of common stock. However, this conversion price will be subject to adjustment as described under "Description of Notes--Conversion of Notes" in the prospectus. As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 58,611,572 shares of common stock outstanding as of September 30, 2000. In calculating this amount, we treated as outstanding the shares of common stock issuable upon conversion of all of that particular holder's notes. However, we did not assume the conversion of any other holder's notes.


                             --------------------

     The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7 of the prospectus for information that you should consider before purchasing these securities.


                             --------------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             This Prospectus Supplement is dated October 13, 2000.